EXHIBIT 99.1

Community Capital Corporation Announces Quarterly Cash Dividend

GREENWOOD, S.C., Jan. 21, 2009 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) declared a quarterly cash dividend of $0.15 per share payable by March 6, 2009 to shareholders of record as of February 20, 2009.

William G. Stevens, President and CEO, stated, "We are pleased that we are able to continue to provide a cash dividend to our shareholders, even during these difficult economic times."

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

CONTACT: Community Capital Corporation
         R. Wesley Brewer, Executive Vice President/CFO
           864-941-8290
           wbrewer@capitalbanksc.com
         Lee Lee M. Lee, Controller/VP of Investor Relations
           864-941-8242
           llee@capitalbanksc.com
         www.comcapcorp.com